EXHIBIT 5


                              SULLIVAN & WORCESTER LLP
                               ONE POST OFFICE SQUARE
                             BOSTON, MASSACHUSETTS 02109
                                   (617) 338-2800
                                FAX NO. 617-338-2880
     IN WASHINGTON, D.C.                                   IN NEW YORK CITY
1025 CONNECTICUT AVENUE, N.W.                              767 THIRD AVENUE
   WASHINGTON, D.C. 20036                              NEW YORK, NEW YORK 10017
       (202) 775-8190                                       (212) 486-8200
    FAX NO. 202-293-2275                                 FAX NO. 212-758-2151









                                                              April 6, 1998





GreenMan Technologies, Inc.
7 Kimball Lane, Building A
Lynnfield, Massachusetts 01940

Ladies & Gentlemen:

         We are familiar with the Registration Statement on Form S-3 (the "S-3 Registration Statement") to which this opinion is an exhibit, to be filed by GreenMan Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The S-3 Registration Statement relates to the proposed public offering by certain securityholders of the Company of a total of 2,235,069 shares (the "Shares") of the Company's Common Stock, $.01 par value per share ("Common Stock"), consisting of: (i) up to 1,219,048 Shares issuable upon conversion of the Company's Convertible Debentures due December 2000 (the "Debentures"); (ii) 32,000 Shares underlying common stock purchase warrants (the "Investor Warrants") issued to the purchasers of the Debentures in connection with the sale of the Debentures; and (iii) 32,000 Shares underlying common stock purchase warrants issued to the placement agent (the "Broker Warrants" and, together with the Investor Warrants, the "Warrants") in connection with the sale of the Debentures and Investor Warrants; (iv) 761,905 Shares issuable upon conversion of Additional Debentures; (v) 40,000 Shares of underlying common stock purchase warrants issuable to the investors and placement agent in connection with the sale of Additional Debentures; (vi) 133,402 Shares issued to Messer Griesheim Industries, Inc.; and (vii) 16,714 Shares issued to James Ford pursuant to a settlement agreement dated December 4, 1997 between the Company and Mr. Ford. The Registration Statement also relates to a currently indeterminate number of shares of Common Stock that may become issuable in accordance with the terms of the Notes and the Warrants.

GreenMan Technologies, Inc.
April 6, 1998
Page 2


         We have acted as counsel to the Company in connection with the preparation of the S-3 Registration Statement, and we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, which facts we have not independently verified. As to various facts material to the opinions set forth herein, we have relied without independent verification upon certificates of public officials and upon facts certified to us by officers of the Company. We express no opinion herein as to any laws other than the General Corporation Law of the State of Delaware.

         Based upon the foregoing, we are of the opinion that the Company has corporate power adequate for the issuance of the Shares issuable in the manner set forth in the S-3 Registration Statement and offered pursuant to the S-3 Registration Statement. The Shares issuable upon conversion of the Debentures or the exercise of the Warrants, assuming conversion or exercise on the date hereof (the "Relevant Shares") have been duly authorized and reserved for issuance. Upon conversion of the Debentures into Shares and the delivery of such Shares in accordance with the terms of the Debentures, the Relevant Shares so issued will be validly issued, fully paid and non-assessable. Upon the exercise of the Warrants into Shares and delivery of such Shares in accordance with the terms of the Warrants, the Relevant Shares so issued will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the S-3 Registration Statement.

                                           Very truly yours,


                                           /s/  SULLIVAN & WORCESTER LLP
                                           SULLIVAN & WORCESTER LLP